                                                                                                                                                             Exhibit 5.1

July 1, 2009

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, New Jersey 07059

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ANADIGICS, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of common stock, par value $0.01 per share, of the Company (the “Common Stock”), with an aggregate initial offering price of up to $60,000,000.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due authorization, execution and delivery of each document named below by each party other than the Company.

We advise you that, in our opinion, with respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America.  The Common Stock  may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof.  Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

 /s/ Cahill Gordon & Reindel llp